SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) October 20, 2000


                          ONE LIBERTY PROPERTIES, INC.
               (Exact name of registrant as specified in charter)



         Maryland                  0-11083                       13-3147497
         ------------------------------------------------------------------
        (State or other      (Commission file No.)            (IRS Employer
         jurisdiction of                                          I.D. No.)
         incorporation)


         60 Cutter Mill Road, Suite 303, Great Neck, New York       11021
         ----------------------------------------------------------------
         (Address of principal executive offices)               (Zip code)


         Registrant's telephone number, including area code 516-466-3100
                                                            ------------














Item 2.  Acquisition or Disposition of Assets.

On October 23, 2000, in an ordinary course of business transaction, a wholly owned subsidiary of registrant sold thirteen gas, service station and convenience store properties, all located in Michigan and all leased and operated by the same operator. The gross sales price was $12,000,000, which will result in an accounting gain of approximately $3.5 million. The Company's present intention is to use the sales proceeds to acquire one or more additional net leased properties on a tax-deferred exchange basis. In the event that the sales proceeds are used to acquire additional properties on a tax-deferred basis, the Company will not realize a gain for federal income tax purposes on the sale.


Item 7.  Financial Statements

         Financial statements relating to the acquisition described in Item 2 have not been included in this report and will be filed prior to December 18, 2000.



                             Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      ONE LIBERTY PROPERTIES, INC.

                                      By:__________________________
                                         David W. Kalish
                                         Chief Financial Officer
                                         and Vice President